UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 4, 2013

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Zynga Inc. (“Zynga”) held its Annual Meeting of Stockholders on June 4, 2013 at the San Francisco Marriott Marquis, located at 55 Fourth Street, San Francisco, California (the “Annual Meeting”). At the Annual Meeting, Zynga’s stockholders voted on three proposals, each of which is described in more detail in Zynga’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2013. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

Each of the nine nominees for director proposed by Zynga was elected to serve until Zynga’s 2014 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes
Mark Pincus	2,693,191,412	6,621,904	230,513,133
L. John Doerr	2,694,056,009	5,575,307	230,513,133
William “Bing” Gordon	2,691,424,553	8,388,763	230,513,133
Reid Hoffman	2,571,455,019	128,358,297	230,513,133
Jeffrey Katzenberg	2,650,585,352	49,227,964	230,513,133
Stanley J. Meresman	2,668,642,022	31,171,294	230,513,133
Sunil Paul	2,652,530,684	47,282,632	230,513,133
Ellen Siminoff	2,694,895,170	4,918,146	230,513,133
Owen Van Natta	2,691,244,012	8,569,304	230,513,133

Stockholders approved, on an advisory basis, the compensation of Zynga’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,568,927,092	129,917,480	968,745	230,513,133

Stockholders ratified the selection of Ernst & Young LLP as Zynga’s independent registered public accounting firm for Zynga’s fiscal year ending December 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,871,380,693	56,999,171	1,946,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: June 6, 2013	By:	/s/ Reginald D. Davis
Reginald D. Davis
Executive Vice President, General Counsel and Secretary